AGREEMENT ON BIODISTRIBUTION AND INTEGRATION STUDIES OF HIV-PV VACCINE IN MICE

Instructions

The Agreement is a legal-binding document that the Bio-Bridge (Beijing) Science Corporation (Party A) and the Beijing Institute of Radiation Medicine (Party B) agree to sign and abide by after mutual consultation. Both of Party A and Party B may have its legal representative or an agent designated by the representative sign the Agreement.

Party A:  Bio-Bridge (Beijing) Science Corporation
Address:  Tianzhu Export Processing Zone, Shunyi District Beijing, China 101312

Legal Representative(pound)-Designated Agent:   Zhi Guo Weng/Vice President

Party B: Beijing Institute of Radiation Medicine
Address: 27 Taiping Road, Beijing 100850, China

Legal Representative(pound)-Designated Agent: Hong Zhang

On an equal and voluntary basis, Parties A and B have agreed as follows:

ARTICLE [_]

Based on the need of Party A, Party A entrusts Party B to accomplish the biodistribution and integration in the germ line studies of a anti-HIV vaccine produced by Party A, HIV-PV.

ARTICLE [_]

Party B agrees to carry out the study program  according to the request of Party
A. Party B should begin with the study program after signing of this agreement and receiving the first part of fund, test and reference sample, and other necessary data that should be provided by Party A. Party B promise to accomplish the study within 10 months after the beginning of the program.

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ARTICLE [_]

Party A agrees to pay the study fund to Party B by two stages; total amount should be 200,000 RMB yuan (around USD 24,360). At the first stage, Party A should pay 80 % of total fund (160,000 RMB yuan, or around USD 19,488) within 7 working days after signing of the agreement. The second part (20 %) of fund (40,000 RMB yuan, or around USD 4,872) should be paid when Party B submit the study reports to Party A.

ARTICLE [_]

Party A shall bear the following obligations:

1. To provide Party B with necessary technology data of HIV-PV, including information of the dosage, administration route, structure and molecular weight, etc.;

2. To provide Party B with enough amount of test samples with good quality, labeled with the lot number, concentration, purity, bioactivity and the unit, storage condition, formulation information;

3. To provide appropriate probes, PCR primers and other necessary sequence information; 4. To provide Party B with enough amount of relevant assay reagents; 5. To keep all the technology data provided by Party B secret.

ARTICLE [_]

Party B shall bear the following obligations:

1. To make the study design according to the request of SFDA of China and the request of Party A; 2. To fulfill the biodistribution and integration profiles of HIV-PV in mice by using the real-time PCR method; 3. To make out the study reports according to the regulatory authority issued by SFDA of China. 4. To keep all the technology data provided by Party A secret.

ARTICLE [_]

Any disputes between the Parties arising under or relating to this Agreement shall be taken legal proceedings or be arbitrated in accordance with the Agreement within the boundaries of the People's Republic of China.

ARTICLE [_]

This Agreement consists of 6 original copies, among which Parties A and B keep 3 copies each, Amendments and supplements can be made when the Parties deem it necessary and agree to do so after consultations.

        Legal Representative for Party A or Designated Agent
          /s/  Zhi Guo Weng                     (Signature)
        ----------------------------------------
        Legal Representative for Party B or Designated Agent

        /s/      Hong Zhang                     (Signature)
        ----------------------------------------
        Date of Signature 12 (Date) 5 (Month) 2004 (Year)


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